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[SUTHERLAND ASBILL & BRENNAN LLP]

                                                                  April 28, 2003

EquiTrust Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

        Re:    EquiTrust Life Variable Account II
               (File No. 333-62221)

Gentlemen:

    We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information filed as part of Post-Effective Amendment No. 9 to the registration statement on Form N-6 for EquiTrust Life Variable Account II (File No. 333-62221). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                 Sincerely,

                                 SUTHERLAND ASBILL & BRENNAN LLP

                                 By:      /s/ STEPHEN E. ROTH
                                     ----------------------------

                                           Stephen E. Roth, Esq.